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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 11, 1996

                       ALL AMERICAN COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                    0-14333                95-3803222
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
     OF INCORPORATION)                                   IDENTIFICATION NO.)

          808 WILSHIRE BOULEVARD, SANTA MONICA, CALIFORNIA 90401-1810
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (310) 656-1100

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Item 5.  Other Events

        All American Communications, Inc. completed a private institutional placement of $100 million principal amount of its 10-7/8% Senior Subordinated Notes due 2001 (the "Placement"). Certain documents and a press release (dated October 11, 1996) related to the Placement are attached hereto as exhibits. Such exhibits are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

        (c)     Exhibits

  4.3 Purchase Agreement, dated October 4, 1996, by and among All American Communications, Inc., Goldman, Sachs & Co. and Chase Securities Inc.

  4.4 Registration Rights Agreement, dated as of October 11, 1996, by and among All American Communications, Inc., Goldman, Sachs & Co. and Chase Securities Inc.

  4.5 Indenture, dated as of October 11, 1996, by and between All American Communications, Inc. and U.S. Trust Company of California, N.A. (including Forms of Notes attached thereto as Exhibits A-1 and A-2).

  99            All American Communications, Inc., press release, dated October
                11, 1996.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ALL AMERICAN COMMUNICATIONS, INC.


                                        By /s/ Thomas Bradshaw
                                           ----------------------------------
                                           Thomas Bradshaw
                                           Chief Financial Officer and Senior
                                           Executive Vice President


Date: October 22, 1996.


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                               INDEX TO EXHIBITS


Exhibit Number

        Description of Exhibit

4.3 Purchase Agreement, dated October 4, 1996, by and among All American Communications, Inc., Goldman, Sachs & Co. and Chase Securities Inc.

4.4 Registration Rights Agreement, dated as of October 11, 1996, by and among All American Communications, Inc., Goldman, Sachs & Co. and Chase Securities Inc.

4.5 Indenture, dated as of October 11, 1996, by and between All American Communications, Inc. and U.S. Trust Company of California, N.A. (including Forms of Notes attached thereto as Exhibits A-1 and A-2).

99      All American Communications, Inc., press release, dated October 11,
        1996.


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